Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-3 No. 333-233276) and related prospectus of GATX Corporation,
2.Registration Statement (Form S-8 No. 333-219346) pertaining to the Amended and Restated 2012 Incentive Award Plan,
3.Registration Statement (Form S-8 No. 333-182219) pertaining to the 2012 Incentive Award Plan,
4.Registration Statement (Form S-8 No. 333-116626) pertaining to the 2004 Equity Incentive Compensation Plan, the 1995 Long-Term Incentive Compensation Plan, and the 1985 Long-Term Incentive Compensation Plan,
5.Registration Statement (Form S-8 No. 333-145581) pertaining to the Salaried Employees Retirement Savings Plan,
6.Registration Statement (Form S-8 No. 33-41007) pertaining to the Salaried Employees Retirement Savings Plan,
7.Registration Statement (Form S-8 No. 2-92404) pertaining to the Salaried Employees Savings Plan, and
8.Registration Statement (Form S-8 No. 333-145583) pertaining to the Hourly Employees Retirement Savings Plan of GATX Corporation;

of our report dated February 19, 2020 (except for the effects of presenting American Steamship Company as discontinued operations discussed in Note 26 and subsequent events discussed in Note 25, as to which the date is November 6, 2020), with respect to the consolidated financial statements of GATX Corporation included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Chicago, Illinois
November 6, 2020